AMERICAN ENERGY PRODUCTION ANNOUNCES APPOINTMENT OF JOE CHRISTOPHER TO BOARD OF DIRECTORS

MINERAL WELLS, TX June 2, 2008 /PRNewswire-FirstCall/ --  American Energy Production Inc. (the "Company") (OTC BB:AENP - News) announced today the appointment of Joe Christopher to the Board of Directors.  Mr. Christopher is the President of Oil America Group, Inc., a wholly-owned subsidiary of the Company.

Charles Bitters, Chief Executive Officer of the Company stated “We are pleased that Joe Christopher has agreed to serve on our Board of Directors and the Company will benefit greatly from his experience in oil and gas acquisitions, drilling properties and managing oil and gas partnerships”.

American Energy Production, Inc. is a publicly traded oil and gas company that is engaged primarily in the acquiring, developing, producing, exploring and selling of oil and natural gas. The Company traditionally has acquired oil and gas companies that have the potential for increased oil and natural gas production utilizing new technologies, well workovers and fracture stimulation systems. Additionally, the Company has expanded its scope of business to include the drilling of new wells with its own equipment through its wholly-owned subsidiary companies. Additional information may be found at its corporate web site, www.americanenergyproduction.com.

Certain statements in this announcement and inferences derived there from may be regarded as “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on the opinions and estimates of management at the time the statements are made. Management’s current view and plans, however, are subject to numerous known and unknown risks, uncertainties and other factors that may cause the actual results, performance, timing or achievements of the Company to be materially different from any results, performance, timing or achievements expressed or implied by such forward-looking statements. The various uncertainties, variables, and other risks include those discussed in detail in the Company’s SEC filings, including the Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 31, 2008. The Company undertakes no duty to update or revise any forward-looking statements. Actual results may vary materially.

Contact:
American Energy Production Inc.
Charles Bitters
210-410-8158
http://www.americanenergyproduction.com

or

Oil America Group Inc.
Joe Christopher
972-386-0601
jchristopher@oilamericagroup.com

Source: American Energy Production Inc.